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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of our report dated March 8, 1996, appearing in the Annual Report on Form 10-K of FPA Medical Management, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Selected Financial Data--FPA" and "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

San Diego, California

October 3, 1996